EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 26, 2019 relating to the financial statements of Apogee Enterprises, Inc., and the effectiveness of Apogee Enterprises, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Apogee Enterprises, Inc. for the year ended March 2, 2019.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

February 12, 2020